                                                                     EXHIBIT 4.2

                          [FORM OF FACE OF SECURITY]
FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY IS $547.11, THE ISSUE DATE IS FEBRUARY 15, 2001. THE YIELD TO MATURITY IS 4.00%.

     THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY (AS HEREINAFTER DEFINED) OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"@), TO PROVIDIAN FINANCIAL CORPORATION, AS ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        PROVIDIAN FINANCIAL CORPORATION
              ZERO COUPON CONVERTIBLE NOTES DUE FEBRUARY 15, 2021

REGISTERED
CUSIP:  74406A AB 8
ISSUE DATE:  February 15, 2001
ISSUE PRICE:  $452.89
  (for each $1,000 principal amount at Maturity)
ORIGINAL ISSUE DISCOUNT:  $547.11
  (for each $1,000 principal amount at Maturity)
No. R_                                                $______________

     Providian Financial Corporation, a Delaware corporation (herein called the Company, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum at final Maturity of ________________ United States Dollars (U.S. $____________) on February 15,
2021. This Security shall not bear cash interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security.

     Payment of the principal of (and premium, if any), interest, if any, Issue Price and Original Issue Discount on this Security in connection with, among other things, Redemption Prices, Purchase Prices, Change of Control Purchase Prices and principal amount at Maturity will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest in immediately available funds may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee located inside the United States. In certain cases described in the Indenture the Company may make payments in shares of its Common Stock rather than in cash.

     All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or the Second Supplemental Indenture hereinafter referred to or be valid or obligatory for any purpose.

     Any additional Notes issued subsequent to the date hereof pursuant to the exercise of an overallotment option shall be deemed to be issued on the date of the Second Supplemental Indenture.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:  February 15, 2001


                                      PROVIDIAN FINANCIAL CORPORATION



                                      By: ___________________________
                                          Name:
                                          Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

                                               BANK ONE TRUST COMPANY, N.A.
                                                     as Trustee



                                               By: ___________________________
                                                     Authorized Signatory

                      [FORM OF REVERSE SIDE OF SECURITY]
              Zero Coupon Convertible Notes Due February 15, 2021



1.   Cash Interest; Original Issue Discount.

     The Notes shall not bear cash interest unless they have been converted to semiannual coupon Notes in accordance with paragraph 9 hereto.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Notes), in the period during which a Note remains outstanding, shall accrue at 4.00% per annum, on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months, from the Issue Date.

2.   Method of Payment.

     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest, if any, on a Note and in respect of Redemption Prices, Purchase Prices and Change of Control Purchase Prices to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.   Paying Agent, Conversion Agent and Registrar.

     Initially, Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago, in such capacity, together with its successors in trust, the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   Indenture.

     The Company issued the Notes under an Indenture dated as of May 1, 1999 (the "Indenture"), between the Company and the Trustee, as supplemented by a Second Supplemental Indenture dated as of February 15, 2001 relating to the Notes (the "Second Supplemental Indenture"). References herein to the Indenture include the Second Supplemental Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     The Notes are general unsecured obligations of the Company limited to $1,015,000,000 aggregate Principal Amount at Maturity (subject to Section 306 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   Redemption at the Option of the Company.

     No sinking fund is provided for the Notes. Subject to the terms and conditions of the Indenture, the Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Notes are not redeemable prior to February 15, 2006.

     The table below shows Redemption Prices of a Note per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.

                                   (1)              (2)                (3)
                                                  Accrued          Redemption
                                               Original Issue         Price
Redemption Date                Issue Price        Discount          (1) + (2)


February 15, 2006............    $452.89          $ 99.18           $  552.07
February 15, 2007............    $452.89          $121.48           $  574.37
February 15, 2008............    $452.89          $144.69           $  597.58
February 15, 2009............    $452.89          $168.83           $  621.72
February 15, 2010............    $452.89          $193.95           $  646.84
February 15, 2011............    $452.89          $220.08           $  672.97
February 15, 2012............    $452.89          $247.27           $  700.16
February 15, 2013............    $452.89          $275.56           $  728.45
February 15, 2014............    $452.89          $304.99           $  757.88
February 15, 2015............    $452.89          $335.60           $  788.49
February 15, 2016............    $452.89          $367.46           $  820.35
February 15, 2017............    $452.89          $400.60           $  853.49
February 15, 2018............    $452.89          $435.08           $  887.97
February 15, 2019............    $452.89          $470.96           $  923.85
February 15, 2020............    $452.89          $508.28           $  961.17

                                   (1)              (2)                (3)
                                                  Accrued          Redemption
                                               Original Issue         Price
Redemption Date                Issue Price        Discount          (1) + (2)
At Stated Maturity...........    $452.89          $547.11           $1,000.00

     If converted to a semiannual coupon Note following the occurrence of a Tax Event, a Note will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date.

     In no event will any Note be redeemable before February 15, 2003.

6.   Purchase By the Company at the Option of the Holder.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.


     Purchase Date               Purchase Price
     -------------               --------------

     February 15, 2006           $552.07

     February 15, 2011           $672.97

     February 15, 2016           $820.35

     The Purchase Price may be paid, at the option of the Company, in cash or shares of Common Stock or any combination thereof.

     If prior to a Purchase Date the Notes have been converted to semiannual coupon Notes following the occurrence of a Tax Event, the Purchase Price on such Purchase Date will be equal to the Restated Principal Amount plus accrued and unpaid interest from the Option Exercise Date to the Purchase Date.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Notes held by such Holder 35 Business Days after the occurrence of a Change of Control of the Company occurring on or prior to February 15, 2006 for a Change of Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change of Control Purchase Date, which Change of Control Purchase Price shall be paid in cash. If prior to a Change of Control Purchase Date a Note has been converted to a semiannual coupon Note following the occurrence of a Tax Event, the Change of Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change of Control Purchase Date.

     Holders have the right to withdraw any Purchase Notice or Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change of Control Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, such Notes will cease to be outstanding and Original Issue Discount and cash interest, if any, shall cease to accrue on such Notes (or portions thereof) and will be deemed paid immediately after such Purchase Date or Change of Control Purchase Date, as the case may be, whether or not such Notes have been delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change of Control Purchase Price, as the case may be, upon surrender of such Notes).

7.   Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date Original Issue Discount ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 Principal Amount at Maturity.

8.   Conversion.

     Subject to and upon compliance with the provisions of Article 2 of the Second Supplemental Indenture, at the option of the Holder thereof, any Note or any portion of the principal amount at maturity thereof which is $1,000 or an integral multiple of $1,000, and which has not previously been redeemed or purchased pursuant to the Indenture, may be converted into Common Stock at any time following the issuance of the Notes and prior to the close of business on February 15, 2021.

     Except as provided for in Section 2.01(b) of the Second Supplemental Indenture (which excepts situations where the Notes have been called for redemption, an Event of Default is continuing or the Company is party to certain transactions), if the Sale Price of the Common Stock on at least 20 Trading Days of the 30 Trading Days prior to the conversion is (i) less than 100% of the Accreted Conversion Price, then the Holder electing to exercise its conversion right on that date will receive, in lieu of Common Stock, cash in an amount, per $1,000 principal amount at maturity of the Notes surrendered for conversion, equal to 95% of the product of the Conversion Rate and such Sale Price on the Trading Day immediately preceding the conversion date, (ii) greater than or equal to 100% of the Accreted Conversion Price but less than 110% of the Accreted Conversion Price, the Holder will receive, in lieu of Common Stock, cash in an amount, per $1,000 principal amount at maturity of the Notes surrendered for conversion, equal to the sum of the Issue Price plus accrued Original Issue Discount to the date of conversion, or (iii) greater than or equal to 110% of the Accreted Conversion Price, the Holder will receive, per $1,000 principal amount at maturity of the Notes surrendered for conversion, a number of shares of Common Stock equal to the then applicable Conversion Rate.

     The initial Conversion Rate is 6.2240 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

     In the event the Company exercises its option pursuant to Article 3 of the Second Supplemental Indenture to have interest in lieu of Original Issue Discount accrue on the Note following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. In any event, whether or not the Company exercises such option, such Notes surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Notes to be redeemed on a date within such period or on the next Interest Payment Date or in respect of which a Purchase Notice or Change of Control Purchase Notice delivered by the Holder has not been withdrawn, the conversion rights of which would terminate during the period between such Record Date and the close of business on such Interest Payment
Date) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Notes surrendered for conversion must be accompanied by payment as described above, no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

     To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

     A Holder may convert a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. On conversion of a Note, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 9 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 9 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the terms of the Indenture; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 9 hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

     Pursuant to the terms and conditions described in the Indenture, the Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other capital stock of the Company; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

     If the Company is a party to a consolidation, merger or binding share exchange as described in the Indenture, the right to convert a Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.   Tax Event

     (a) Pursuant to Article 3 of the Second Supplemental Indenture, from and after (i) the date of the occurrence of a Tax Event (the "Tax Event Date") and
(ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, regular cash interest, in lieu of future Original Issue Discount, shall accrue on the Notes at the rate of 4.00% per annum on a restated principal amount per $1,000 Principal Amount at Maturity of the Notes (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable on each February 15 and August 15 of each year prior to Maturity of the Notes (each an "Interest Payment Date") to Holders of record at the close of business on the February 1 or August 1 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall transmit a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of the Option Exercise Date the Company shall transmit a written notice of its election under the Indenture by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the Notes. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Maturity, in lieu of the Principal Amount at Maturity of a Note, the Restated Principal Amount thereof and (ii) except with respect to the definition in the Second Supplemental Indenture of Accreted Conversion Price, "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein and in the Indenture, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Note. Notes authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Notes to semiannual coupon Notes.

     Subject to the provisions of the Indenture, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     (b) Cash interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Regular Record Date for such cash interest at the office or agency of the Company maintained for such purpose.

     (c) Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 307 of the Indenture.

10.  Denominations; Transfer; Exchange.

     The Notes are in fully registered form, without coupons, in denominations of $1,000 Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

11.  Persons Deemed Owners.

     The registered Holder of a Note may be treated as the owner of a Note for all purposes.

12.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.  Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Second Supplemental Indenture or the Notes may be amended with the written consent of the Holders of at least 66b% in aggregate Principal Amount at Maturity of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to add additional events of default, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the rights of any Holder in any material respect.

14.  Defaults and Remedies.

     Under the Indenture, Events of Default include (i) default in the payment of principal of or premium, if any, on any of the Securities of any series when due; (ii) default in the payment of interest on any Security of any series when due and continuance of such default for 30 days; (iii) default in the deposit of any sinking fund payment on any Security of any series when due; (iv) default in the performance, or breach, of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in the performance or breach of which is otherwise addressed) with respect to any Security of any series and continuance of such default or breach for 60 days after written notice to the

Company by the Trustee or to the Company and the Trustee by holders of not less than 25% in aggregate principal amount of the Securities of that series; (v) any event of default under any mortgage, indenture or other instrument under which any indebtedness for borrowed money in an aggregate principal amount exceeding $5,000,000 of the Company or Providian National Bank shall become due and payable, if such acceleration is not rescinded or annulled within 30 days after written notice as provided by the Indenture; (vi) certain events of bankruptcy, insolvency or reorganization of the Company; or (vii) any other event that may be specified with respect to any Security of a series.

     So long as any of the Notes are outstanding, the Second Supplemental Indenture provides that additional Events of Default with respect to the Notes shall include (i) any default by the Company in the payment at Maturity of the Principal Amount at Maturity (or if applicable the Restated Principal Amount), Issue Price, accrued Original Issue Discount (or accrued and unpaid regular cash interest if any), Redemption Price, Purchase Price or Change of Control Purchase Price with respect to any Note when such becomes due and payable; (ii) any default by the Company in payment of any interest which becomes payable after the Notes have been converted to semiannual coupon Notes in accordance with
paragraph 9 hereof, which default continues for 30 days; or (iii)   failure by
the Company to convert any portion of the principal amount of a Note in accordance with its terms following exercise by the Holder of such Note of the right to convert such Note.

15.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability (except in the case of bad faith or willful misconduct) for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.  Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  GOVERNING LAW.

     THE INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21.  DEFEASANCE.

     The provisions for defeasance and covenant defeasance set forth in Sections 1302 and 1303 of the Indenture, respectively, will not apply to the Notes.

                              ___________________

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or a copy of the text of this Security in larger type. Requests may be made to:


          Providian Financial Corporation
          201 Mission Street
          San Francisco, CA 94105
          Attention: Treasurer

                                ASSIGNMENT FORM

               To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
________________________________________________________________________________

                  (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint

______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



________________________________________________________________________________

Date: __________________   Your Signature: _____________________________________

________________________________________________________________________________
    (Sign exactly as your name appears on the other side of this Security)

                               CONVERSION NOTICE

   To convert this Security into Common Stock of the Company, check the box:

                                      [_]

To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

$_______________________________________________________________________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
________________________________________________________________________________
                (Insert other person's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
           (Print or type other person's name, address and zip code)


________________________________________________________________________________

Date: __________________   Your Signature: _____________________________________

_______________________________________________________________________________
    (Sign exactly as your name appears on the other side of this Security)